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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): February 28, 2003

                                  Visator, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                  000-32429                     65-0955118
           (Commission File Number) (IRS Employer Identification No.)

           117 West 58th Street, 2I, New York, New York   10019
             (Address of Principal Executive Offices)   (Zip Code)

                                  (212)581-2506
              (Registrant's Telephone Number, Including Area Code)

              Kroghsgade 1, 4th Floor, 2100 Copenhagen Oe, Denmark (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On February 28, 2003, pursuant to a Termination Agreement and Mutual Release ("Termination Agreement") between Visator, Inc. ("Visator" or the "Company"), a Florida corporation and Web Intelligence Technology ApS ("Web Intelligence"), a Danish Corporation and ARN Invest ApS, ("ARN"), a Danish Corporation, the parties mutually agreed to terminate and deem null and void the Stock Purchase Agreement and Share Exchange between the parties dated December 6, 2002. Pursuant to the Termination Agreement, ARN Invest agreed to return the 79,5000,000 shares in consideration for the payment of $20,000 by the Company to Web Intelligence.

Pursuant to the terms of the Termination Agreement, Agreement, Anders Nielsen resigned as named as President, Chief Executive Officer and Secretary of the Company and Jesper Toft resigned as the Chief Financial Officer of the Company. In addition, both Mr. Nielsen and Mr. Toft resigned as Directors of the Company. Antonio Treminio was reappointed as the interim President, Chief Executive Officer, Chief Financial Officer, Secretary and sole director of the Company.

Based upon the termination of the Agreement, the management of the Company believes that it is the best interest of the shares to totally overhaul the Company and its previous business direction.
Therefore, the Company has entered into a Letter of Intent to acquire substantially all the assets of Ecovery Inc., a private Nevada corporation. The primary assets include the Gold Canyon and Spring Valley gold placer properties (Goldspring) which contain 1,199,000 ounces of gold reserves in 41,000,000 cubic yards of marketable sand and gravel. Under standard Nevada placer mining practice, these reserves would be classified as proven given the amount of work carried out and the continuity of gold values. The (Goldspring) property consists of 21 unpatented placer mining claims covering approximately 850 acres located 30 miles south east of Reno and 7 miles east of Carson City, Nevada. The claim groups lie immediately south of the famous Comstock Lode gold/silver mining camp, which is considered the source of the placer gold values in the immediate area.




Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

None.

(b) Pro forma financial information

None.

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(c) Exhibits

Number    Exhibit
------    -------

 2.1 Termination Agreement and Mutual Release dated as of February 28, 2003 by and among Startcall.com, Inc. and Web Intelligence Technology, ApS and Arn Invest ApS.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VISATOR, INC.


                                 By:/s/ Antonio Treminio
                                   ---------------------------------
                                 ANTONIO TREMINIO
                                      President, Chief Executive Officer, Chief
                                      Financial  Officer  and
                                                              Secretary

March 5, 2003

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